Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Micronet Enertec Technologies, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 14th day of February, 2014.

UTA Capital LLC

	By:		YZT Management LLC,
its managing member

Date: February 14, 2014		By:	/s/ Udi Toledano
Udi Toledano its managing member

YZT Management LLC

	By:		/s/ Udi Toledano
Udi Toledano its managing member

Alleghany Capital Corporation

	By:		/s/ Peter R. Sismondo
Peter R. Sismondo Vice President and Treasurer

Alleghany Corporation

	By:		/s/ Peter R. Sismondo
Peter R. Sismondo Vice President

/s/ Udi Toledano
Udi Toledano

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